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                                                                    Exhibit I

                                 BLANK ROME LLP
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                                 August 27, 2004




Bryce Capital Funds
2 Thornell Road
Pittsford, NY  14534

Gentlemen:

         We have acted as counsel to Bryce Capital Funds (the "Trust"), a Delaware business trust, in connection with the preparation and filing of the Registration Statement of the Trust filed on Form N-1A (the "Registration Statement") covering shares of beneficial interest of the Trust, par value $0.001 per share (the "Shares").

         We have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Trust, Declaration of Trust, By-Laws of the Trust, the Registration Statement, and such other trust records, proceedings and documents, including the notice and agenda of the organizational meeting of the Board of Trustees of the Trust, as we have deemed necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon statements and certificates of officers and representatives of the Trust and others.

         In addition, the opinions expressed herein are limited to the laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

         Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly and validly authorized and when sold, paid for and issued as contemplated by the Registration Statement will be duly and validly issued and fully paid and non-assessable.




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                                 BLANK ROME LLP
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Bryce Capital Funds
August 27, 2004
Page 2




         We hereby consent to the use of this opinion as Exhibit i to the Registration Statement and to the reference to this firm in the Trust's Prospectus and the Statement of Additional Information, included as part of the Registration Statement. In giving this consent, we do not hereby concede that we come within the categories of persons whose consent is required by the Securities Act of 1933, as amended, or the General Rules and Regulations promulgated thereunder.

                                             Very truly yours,

                                             /s/  Blank Rome LLP

                                             BLANK ROME LLP